                  (DEL) U.S. ENVIRONMENTAL, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Computation of Earnings Per Common Share


                                                                                                                  February 18, 1988,
                                                For the Three Months Ended             For the Six Months Ended     (Inception) to
                                                March 31,        March 31,           March 31,         March 31,       March 31,
                                              -------------------------------       ------------------------------- --------------
                                                  1998             1997                 1998             1997             1998
                                              --------------   --------------       -------------    -------------- --------------

Shares  outstanding:                             95,826,863       46,001,909          95,826,863        46,001,909       95,826,863
Weighted average shares outstanding              86,162,545       45,909,021          84,097,958        34,435,163       28,760,280

Loss before extraordinary gain                            -          (70,637)                  -          (168,950)      (5,138,421)
Extraordinary gain on forgiveness of debt                 -          197,548                   -           197,548          176,152
Net income (loss)                             $    (185,884)   $     126,910       $    (316,827)    $      28,598     $ (4,962,269)

Earnings (loss) per common share:
Loss before extraordinary gain                            -           (0.002)                  -            (0.005)           (0.18)
Extraordinary gain on forgiveness of debt                 -            0.004                   -             0.006             0.01
Net income (loss) per share                   $      (0.002)   $       0.003       $      (0.004)    $       0.001     $      (0.17)
                                              ==============   ==============       =============    ==============    =============
